Exhibit 10.11

PREPARED BY AND RETURN TO:
Conrad J. Boyle, Esq.
Mombach, Boyle & Hardin, P.A.
500 East Broward Boulevard, Suite 1950
Fort Lauderdale, Florida 33394

                 NOTICE OF LIMITATION ON MORTGAGE FUTURE ADVANCE

         THIS NOTICE OF LIMITATION ON MORTGAGE  FUTURE ADVANCE is made this ____
day  of   ________________,   2005,  by  AGU  ENTERTAINMENT  CORP.,  a  Delaware
corporation (the "Mortgagor").

                                   WITNESSETH:

         WHEREAS, pursuant to that certain mortgage recorded on December 27, 2004, in Official records Book 38765, Page 127 of the Public Records of Broward County, Florida (the "Mortgage"), from Mortgagor in favor of Mitchell Entertainment Company, a Delaware limited liability company (the "Mortgagee"), Mortgagor mortgaged unto Mortgagee the real property, together withal improvements thereon, located in Broward County, Florida, described in Exhibit "A" attached hereto and made a part hereof (the "Property");

         WHEREAS, the Mortgagee may provide for future advances to be made against the security of the mortgage lien granted thereunder; and

         WHEREAS, Mortgagor desires to limit the maximum principal amount that may be secured under the Mortgage, in accordance with Florida Statutes, Section 697.04(1)(b).

         NOW, THEREFORE, in accordance with Florida Statutes, Section 697.04(1)(b), notice is hereby given that no future advances shall be made after the date hereof so that the Mortgage shall secure not more than the principal sum of Three Million Dollars ($3,000,000.00); provided, however, that nothing contained herein shall limit increases in the amount secured by the Mortgage for disbursements made for the payment of taxes, levies or insurance or interest thereon, as contemplated in Florida Statutes, Section 697.04(1)(b).

         Pursuant to Florida Statues, section 697.04(1)(b), a copy of this notice is being sent this date to the Mortgagee by certified mail.

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IN WITNESS  WHEREOF,  Mortgagor  has duly  executed this notice the day and year first above written.

WITNESS:

                                       AGU ENTERTAINMENT CORP., a
                                       Delaware corporation

________________________________       by: _________________________(SEAL)
Print Name: ____________________           David Levy, President

________________________________       Address:  3200 West Oakland Park Blvd.
Print Name: ____________________                 Lauderdale Lakes, Florida 33311

STATE OF FLORIDA    )
                    ) SS:
COUNTY OF BROWARD   )

         I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by David Levy as President of AGU Entertainment Corp., a Delaware corporation, on behalf of the corporation. He is personally known to me or who has produced ________________________ as identification.

         WITNESS my hand and official seal in the County and State last aforesaid this ____ day of_________________, 2005.

                                 _________________________________
                                 Notary Public

                                 _________________________________
                                 Typed, printed or stamped name of Notary Public

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                                    EXHIBIT A

                                Legal Description